SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2005

GS MORTGAGE SECURITIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-127620	13-3387389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
85 Broad Street, New York, New York		10004
(Address of Principal Executive Offices)		(Zip Code)

Registrants telephone number, including area code, is (212) 902-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

Exhibit No.	Description
3.1

Amended and Restated Trust Agreement, dated as of December 29, 2005, among GS Mortgage Securities Corp., as Depositor, Wilmington Trust Company, as Owner Trustee and Deutsche Bank National Trust Company, as Indenture Trustee.

Exhibit No.	Description
4.1	Indenture, dated as of December 29, 2005, between GSR Trust 2005-HEL1, as Issuer and Deutsche Bank National Trust Company, as Indenture Trustee.
Exhibit No.	Description
99.1

Sale and Servicing Agreement, dated as of December 29, 2005, among GS Mortgage Securities Corp., as Depositor, GSR Trust 2005-HEL1, as Issuer, Deutsche Bank National Trust Company, as Indenture Trustee and Goldman Sachs Mortgage Company as Seller.

Exhibit No.	Description
99.2

Administration Agreement, dated as of December 29, 2005, among GSR Trust 2005-HEL1, as Issuer, Deutsche Bank National Trust Company, as Indenture Trustee, Wilmington Trust Company, as Owner Trustee and GS Mortgage Securities Corp., as Depositor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

GS MORTGAGE SECURITIES CORP.

By:	/s/ Greg Finck
Name:	Greg Finck
Title:	Managing Director

Dated: January 13, 2006

EXHIBIT INDEX

Item 601 (a) of Regulation S-K Exhibit No.	Sequentially Numbered Description

3.1

Amended and Restated Trust Agreement, dated as of December 29, 2005, among GS Mortgage Securities Corp., as Depositor, Wilmington Trust Company, as Owner Trustee and Deutsche Bank National Trust Company, as Indenture Trustee.

4.1	Indenture, dated as of December 29, 2005, between GSR Trust 2005-HEL1, as Issuer and Deutsche Bank National Trust Company, as Indenture Trustee.
99.1

Sale and Servicing Agreement, dated as of December 29, 2005, among GS Mortgage Securities Corp., as Depositor, GSR Trust 2005-HEL1, as Issuer, Deutsche Bank National Trust Company, as Indenture Trustee and Goldman Sachs Mortgage Company as Seller.

99.2

Administration Agreement, dated as of December 29, 2005, among GSR Trust 2005-HEL1, as Issuer, Deutsche Bank National Trust Company, as Indenture Trustee, Wilmington Trust Company, as Owner Trustee and GS Mortgage Securities Corp., as Depositor.